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                                                                   Exhibit 23.1


                           CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-00000) and related Prospectus of Enzo Biochem, Inc. for the registration of 494,928 shares of its common stock and to the incorporation by reference therein of our report dated October 20, 1994, with respect to the consolidated financial statements and schedules and Enzo Biochem, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 1994, filed with the Securities and Exchange Commission.

                                                     Ernst & Young LLP
Melville, New York
June 12, 1995